UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

ContextLogic Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39775	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2648 International Blvd., Ste 115
Oakland, California		94601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 965-8476

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	LOGC	Nasdaq Global Select Market
Preferred Stock Purchase Rights	N/A	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, the board of directors (the “Board”) of ContextLogic Inc. (the “Company”) appointed Jennifer Chou to the Board, effective immediately. Ms. Chou was appointed to the Board as a Class I director to serve until the Company’s 2026 Annual Meeting of Stockholders and until her successor is duly elected and qualified. Ms. Chou was also appointed to the Compensation Committee, Audit Committee and Transformation Committee of the Board. The Board determined that Ms. Chou is independent under the listing standards of the Nasdaq Stock Market.

Jennifer Chou, age 45. Ms. Chou has over 20 years of experience in private equity, financial services and sales & trading. Ms. Chou is currently Senior Managing Director and Chief Strategy Officer of The Gores Group (“Gores”) where she oversees firm strategy and the development of new products and partnerships. Ms. Chou also has management responsibilities over the firm’s origination, capital raising, external communications, and corporate development functions. Since joining Gores in 2010, Ms. Chou has been responsible for raising capital across Gores’ investment vehicles. Ms. Chou is currently an independent director of Portman Ridge Finance Corporation (NASDAQ: PTMN) and Logan Ridge Finance Corporation (NASDAQ: LRFC), business development companies affiliated with BC Partners. Ms. Chou is also an independent director of Runway Growth Finance Corp. (NASDAQ: RWAY). Prior to joining Gores, Ms. Chou was a Director at Sterling Partners, a private equity firm based in Chicago. Prior to Sterling Partners, Ms. Chou worked in capital markets at Lehman Brothers in New York. Ms. Chou began her career at Public Financial Management and the Vanguard Group. Ms. Chou is a graduate of the University of Pennsylvania and received an M.B.A. from Northwestern University’s Kellogg School of Management.

There are no arrangements or understandings between Ms. Chou and any other person pursuant to which Ms. Chou was selected as a director, and there are no transactions between Ms. Chou and the Company that would require disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Ms. Chou will receive compensation according to the Company’s non-employee director compensation program. In addition, the Company has entered into an indemnification agreement with Ms. Chou in connection with her appointment to the Board in substantially the form entered into with each of the other officers and directors of the Company, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2024 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2024).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContextLogic Inc.

Date:	April 2, 2025	By:	/s/ Rishi Bajaj
Rishi Bajaj Chief Executive Officer Principal Executive Officer